Exhibit 4.1

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS NOTE AND SUCH SHARES OF COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), OR A NOMINEE OF THE

DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 1	Principal Amount $75,000,000, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto

CUSIP NO. 000361 AE 5

AAR CORP.

2.875% Convertible Senior Notes due February 1, 2024

AAR CORP., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Seventy-Five Million Dollars, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto, on February 1, 2024.

Interest Payment Dates:  February 1, and August 1.

Record Dates:  January 15 and July 15.

Additional provisions of this Note are set forth on the other side of this Note.

AAR CORP.

		By:	/s/ TIMOTHY J. ROMENESKO

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:	/s/ BENJAMIN J. KRUEGER
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

2.875% Convertible Senior Notes due February 1, 2024

1.             Interest

AAR CORP., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semiannually on February 1 and August 1 of each year.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from February 3, 2004.  The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes, which interest shall be payable upon demand.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest.  The Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each February 1 and August 1 to the Persons who are registered Holders of Notes at the close of business on the January 15 and July 15 next preceding the Interest Payment Date even if Notes are canceled or repurchased after the Record Date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company will make all payments in respect of a Definitive Note (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register or, with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary.

3.             Paying Agent, Conversion Agent and Registrar

Initially, U.S. Bank National Association (“Trustee”) will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Holder.  The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.             Indenture

The Company issued the Notes under an Indenture dated as of February 3, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of

1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect from time to time (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior unsecured obligations of the Company limited to $90,000,000 aggregate principal amount.

5.             Redemption at the Option of the Company

No sinking fund is provided for the Notes.  The Notes are redeemable for cash in whole, or in part, at any time on or after February 1, 2008 at the option of the Company at a redemption price (“Redemption Price”) equal to the following plus any accrued and unpaid interest (including Liquidated Damages, if any) to, but not including, the Redemption Date:

•      Beginning February 1, 2008 through January 31, 2009:  100.958% of the principal amount;

•      Beginning February 1, 2009 through January 31, 2010: 100.479% of the principal amount;

•      On or after February 1, 2010: 100.000% of the principal amount.

6.             Notice of Redemption at the Option of the Company

Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder’s registered address.  If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date, interest (including Liquidated Damages, if any), if any, shall cease to accrue on such Notes or portions thereof.  Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

7.             Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Designated Event

Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on February 1, 2010, February 1, 2014 and February 1, 2019 (each, a “Repurchase Date”) at a purchase price (the “Purchase Price”) equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, if any (including Liquidated Damages, if any), to but not including such Repurchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day immediately prior to such Repurchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.  The Company will pay the Purchase Price in cash with respect each Repurchase Date.

Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

If a Designated Event shall occur, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 45 days after the date of the Company Notice of the occurrence of the Designated Event (subject to extension to comply with applicable law) for a Designated Event Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including Liquidated Damages, if any) to but not including the Designated Event Purchase Date, which Designated Event Purchase Price shall be paid in cash.

Holders have the right to withdraw any Purchase Notice or Designated Event Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

8.             Conversion

Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock on or before the close of business on January 31, 2024 during the periods and upon satisfaction of the conditions set forth in the Indenture.

Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Article VI or VII of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 53.7924 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture.  The Company may, at its option, deliver in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock.

To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

9.             Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Notes in  accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes (A) for a period beginning at the opening of business 15 days before any selection of Notes for redemption or repurchase and ending at the close of business on the day notice of such redemption or repurchase is deemed to have been given to all Holders of Notes to be so redeemed or repurchased or (B) selected for redemption or repurchase in whole or in part, except for the transfer of the unredeemed portion of any Note being redeemed in part.

10.           Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.           Unclaimed Money

If money for the payment of the principal of, or interest on the Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.           Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and (ii) any default (other than with respect to nonpayment) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes.

13.           Defaulted Interest

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.12 of the Indenture.

14.           No Recourse Against Others

No recourse for the payment of the principal of or interest (or including Liquidated Damages, if any) on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, this Note or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of the Indenture and the issue of this Note.

15.           Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.           Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.           CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

17.           Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state, without regard to principles of conflicts of law.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.  Requests may be made to:

AAR CORP.
One AAR Place
1100 Wood Dale Road
Wood Dale, Illinois 60191
Attention: General Counsel
Facsimile No.: 630-227-2059

EXHIBIT A:	ASSIGNMENT FORM
EXHIBIT B:	SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
EXHIBIT C:	OPTION OF HOLDER TO ELECT PURCHASE
EXHIBIT D:	FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

EXHIBIT A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1.	☐	acquired for the undersigned’s own account, without transfer; or

2.	☐	transferred to the Company; or

3.	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4.	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5.	☐

transferred to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

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6.	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

[INSERT NAME OF ASSIGNOR]

By:
Name:
Title:

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EXHIBIT B

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT C

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 7.1 or Article VI of the Indenture, check the box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 7.1 or Article VI of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000):  $                     .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

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EXHIBIT D

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

Re:          2.875% Convertible Senior Notes due February 1, 2024 of AAR CORP. (the “Company”).

This Certificate relates to $                                   principal amount of Notes held in *            book-entry or *               definitive form by                                            (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of February 3, 2004 (as amended or supplemented to date, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

☐            Such Note is being acquired for the Transferor’s own account without transfer.

☐            Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

☐            Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

☐            Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

*              Fill in blank or check appropriate box, as applicable.

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You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

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